EXHIBIT 99.1

Press Release

Irvine, CA – November 12, 2024	Contact: Alan Peterson Email: investorrelations@ahcreit.com
American Healthcare REIT (“AHR”) Announces Third Quarter 2024 Results;
Increases Full Year 2024 Guidance
American Healthcare REIT, Inc. (the “Company,” “we,” “our,” “management,” or “us”) (NYSE: AHR) announced today its third quarter 2024 results and updated its full year 2024 guidance, which includes the impact of the Company's recent acquisition to become the sole owner of Trilogy (as defined below).
Key Highlights:
•Reported GAAP net loss of $(3.1) million and GAAP net loss attributable to common stockholders of $(0.03) per diluted share for the three months ended September 30, 2024.
•Reported Normalized Funds from Operations attributable to common stockholders (“NFFO”) of $0.36 per diluted share for the three months ended September 30, 2024.
•Achieved total portfolio Same-Store Net Operating Income (“NOI”) growth of 17.0% for the three months ended September 30, 2024 compared to the same period in 2023, highlighted by 61.8% and 22.6% Same-Store NOI growth from its senior housing operating properties (“SHOP”) and integrated senior health campuses (“ISHC”), respectively.
•The Company is increasing total portfolio Same-Store NOI growth guidance from a range of 12.0% to 14.0% to a revised range of 15.0% to 17.0%, for the year ending December 31, 2024.
•Acquired a senior housing portfolio in Washington for a total consideration of approximately $36.2 million of assumed debt, plus closing costs. The portfolio is now managed by two of the Company's existing SHOP operators.
•Completed a follow-on equity offering for approximately 20.0 million shares of its common stock, raising gross proceeds of approximately $471.2 million.
•Acquired its joint venture partner's remaining 24% minority membership interest in Trilogy REIT Holdings ("Trilogy Holdings") and became Trilogy's sole owner for a consideration of approximately $258.0 million of cash, which included the pre-negotiated "base" purchase price of $247 million and the approximate $11 million pro-rata distributions owed to the Company's joint venture partner.
•The Company is increasing NFFO guidance from a range of $1.23 to $1.27 to a revised range of $1.40 to $1.43 for the year ending December 31, 2024, to reflect improved portfolio performance expectations, the Company's recent transaction activity and its capital markets activity.
•Reported a 0.8x improvement in the Company's Net-Debt-to-Annualized Adjusted EBITDA from 5.9x as of June 30, 2024, to 5.1x as of September 30, 2024.
“We are excited to have completed our follow-on offering and the acquisition of the remaining minority membership interest in Trilogy Holdings,” said Danny Prosky, the Company’s President and Chief Executive Officer. "As the sole owner of Trilogy, we expect to continue to expand our ISHC segment while providing high-quality healthcare to the communities Trilogy's campuses serve. Beyond Trilogy, we aim to pursue external growth within our SHOP segment alongside our existing regional operators, which is where we currently see the best risk-adjusted returns in healthcare real estate."
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Third Quarter and Year-to-date 2024 Results
The Company’s Same-Store NOI growth results are detailed below. Higher occupancy, improving RevPOR, and expense management continue to support bottom-line performance.

Quarter Ended September 30, 2024 Relative to Quarter Ended September 30, 2023
Segment	NOI Growth
ISHC	22.6%
Outpatient Medical	0.1%
SHOP	61.8%
Triple-Net Leased Properties	3.0%
Total Portfolio	17.0%

Nine Months Ended September 30, 2024 Relative to Nine Months Ended September 30, 2023
Segment	NOI Growth
ISHC	22.2%
Outpatient Medical	0.2%
SHOP	48.0%
Triple-Net Leased Properties	3.4%
Total Portfolio	15.9%
“Property performance across our ISHC and SHOP segments remains strong. Occupancy continues to climb higher, and we have begun to realize mid-single-digit Same-Store RevPOR growth within our SHOP segment. Along with Trilogy, we will explore opportunities that will bolster our operating capabilities,” said Gabe Willhite, the Company’s Chief Operating Officer.
Full Year 2024 Guidance
The Company’s guidance for the year ending December 31, 2024, is being increased to reflect the impact of the acquisition of the minority membership interest in Trilogy Holdings and management's improved outlook on portfolio performance. Revised guidance ranges are detailed below:

	Revised Full Year 2024 Guidance		Prior Full Year 2024 Guidance
Metric	Midpoint	FY 2024 Range	FY 2024 Range
NAREIT FFO per share	$1.30	$1.28 to $1.31	$1.17 to $1.22
NFFO per share	$1.42	$1.40 to $1.43	$1.23 to $1.27
Total Portfolio SS NOI Growth	16.0%	15.0% to 17.0%	12.0% to 14.0%

Segment-Level SS NOI
Growth / (Decline):
ISHC	22.0%	21.0% to 23.0%	18.0% to 20.0%
Outpatient Medical	(0.3)%	(0.5)% to 0.0%	(0.5)% to 0.0%
SHOP	52.5%	51.5% to 53.5%	45.0% to 50.0%
Triple-Net Leased Properties	3.0%	2.0% to 4.0%	1.0% to 3.0%

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____________
Certain of the assumptions underlying the Company’s 2024 guidance can be found within the Non-GAAP reconciliations in this earnings release and in the appendix of the Company’s Third Quarter 2024 Supplemental Financial Information (“Supplemental”). A reconciliation of net income (loss) calculated in accordance with GAAP to NAREIT FFO and NFFO can be found within the Non-GAAP reconciliations in this earnings release. Non-GAAP financial measures and other terms, as used in this earnings release, are also defined and further explained in the Supplemental. The Company is unable to provide without reasonable effort guidance for the most comparable GAAP financial measures of total revenues and property operating and maintenance expenses. Additionally, a reconciliation of the forward-looking Non-GAAP financial measures of Same-Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net gain or loss on sale of real estate assets, stock-based compensation, casualty loss, non-Same-Store revenues and non-Same-Store operating expenses. These items are uncertain, depend on various factors and could have a material impact on the Company’s GAAP results for the guidance period.

Transactional Activity
As previously announced, on September 3, 2024, the Company acquired a senior housing portfolio in Washington consisting of 242 units across five properties. The total consideration consisted of approximately $36.2 million of assumed debt, plus closing costs, reflecting a price per unit of approximately $149,500. The assumed debt has a fixed interest rate of 4.54% per year and matures on January 1, 2028. Portfolio operations have been transitioned to Cogir Senior Living and Compass Senior Living, two of the Company's existing regional operators in a RIDEA structure.
Additionally, as previously announced, on September 20, 2024, the Company acquired a 24% minority membership interest in Trilogy Holdings, becoming the sole owner of Trilogy. The Company acquired the interest for an all-cash purchase price of approximately $258 million, which included the pre-negotiated "base" purchase price of $247 million and the approximate $11 million pro-rata distributions owed to the Company's joint venture partner.
Subsequent to quarter end, on October 1, 2024, the Company acquired a SHOP asset located in the Atlanta MSA consisting of 90 units for approximately $7.5 million, reflecting a price per unit of approximately $83,750. Operations at the property have been transitioned to Senior Solutions Management Group, one of the Company's existing regional operators in a RIDEA structure.
Subsequent to quarter end, on October 16, 2024, the Company also sold one Outpatient Medical building for approximately $19.4 million. As of November 12, 2024, the Company has sold approximately $35.0 million of Non-Core Properties year-to-date.
Capital Markets and Balance Sheet Activity
As of September 30, 2024, the Company’s total indebtedness was $1.90 billion, and it had approximately $1.07 billion of total liquidity, comprised of cash, restricted cash and undrawn capacity on its lines of credit. The Company's Net-Debt-to-Annualized Adjusted EBITDA as of September 30, 2024, was 5.1x.
As previously announced, on September 20, 2024, the Company completed an offering for approximately 20.0 million shares of its common stock, raising gross proceeds of approximately $471.2 million. Net proceeds were used to complete the aforementioned minority membership interest acquisition in Trilogy and pay down approximately $194.0 million on the Company's lines of credit.
“As a result of the accretive purchase of the part of Trilogy Holdings that we did not own, utilizing net proceeds from our recent equity offering as well as the continued improvements in our property performance, we are increasing our full year 2024 NFFO and Same-Store NOI guidance,” said Brian Peay, the Company’s Chief Financial Officer. "That same offering provided us with excess proceeds which went to pay down debt in the quarter, and that, along with the improved property performance, allowed us to improve our overall liquidity and decrease our company’s leverage profile."
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Distributions
As previously announced, the Company’s Board of Directors declared a cash distribution for the quarter ended September 30, 2024 of $0.25 per share of its common stock. The third quarter distribution was paid in cash on October 18, 2024 to stockholders of record as of September 20, 2024.
Supplemental Information
The Company has disclosed supplemental information regarding its portfolio, financial position and results of operations as of September 30, 2024 and for the quarter then ended and certain other information, which is available on the Investor Relations section of the Company's website at https://ir.americanhealthcarereit.com.
Conference Call and Webcast Information
The Company will host a webcast and conference call at 1:00 p.m. Eastern Time on November 13, 2024. During the conference call, Company executives will review third quarter 2024 results, discuss recent events and conduct a question-and-answer period.
To join via webcast, investors may use the following link: https://events.q4inc.com/attendee/458086234.
Alternatively, to join via telephone, please pre-register at the following link.
A digital replay of the call will be available on the Investor Relations section of the Company’s website at https://ir.americanhealthcarereit.com shortly after the conclusion of the call.
Forward-Looking Statements
Certain statements contained in this press release, including statements relating to the Company's expectations regarding its interest expense savings, balance sheet, net income or loss per share, FFO per share, NFFO per share, total portfolio Same-Store NOI growth, segment-level Same-Store NOI growth, occupancy, NOI growth, revenue growth, margin expansion, purchases and sales of assets, and plans for Trilogy may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, and beliefs of, and assumptions made by, the Company's management and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation, risks disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and other periodic reports filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release.

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Non-GAAP Financial Measures
The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following Non-GAAP financial measures: EBITDA, Adjusted EBITDA, NAREIT FFO, NFFO, NOI and Same-Store NOI. The Company believes these Non-GAAP financial measures are useful supplemental measures of its operating performance and used by investors and analysts to compare the operating performance of the Company between periods and to other REITs or companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. Definitions of the Non-GAAP financial measures used herein and reconciliations to the most directly comparable financial measure calculated in accordance with GAAP can be found at the end of this earnings release. See below for further information regarding the Company's Non-GAAP financial measures.
EBITDA and Adjusted EBITDA
Management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA to facilitate internal and external comparisons to our historical operating results and in making operating decisions. EBITDA and Adjusted EBITDA are widely used by investors, lenders, credit and equity analysts in the valuation, comparison, investment recommendations of companies. Additionally, EBITDA and Adjusted EBITDA are utilized by our Board of Directors to evaluate management. Neither EBITDA nor Adjusted EBITDA represents net income (loss) or cash flow provided from operating activities as determined in accordance with GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the EBITDA and Adjusted EBITDA may not be comparable to similarly entitled items reported by other REITs or other companies.
Funds from Operations (FFO) and Normalized Funds from Operations (NFFO)
We believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a further understanding of our operating performance to investors, industry analysts and our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss). However, FFO and NFFO should not be construed to be (i) more relevant or accurate than the current GAAP methodology in calculating net income (loss) as an indicator of our operating performance, (ii) more relevant or accurate than GAAP cash flows from operations as an indicator of our liquidity or (iii) indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the Non-GAAP FFO and NFFO measures and the adjustments to GAAP in calculating FFO and NFFO. Presentation of this information is intended to provide useful information to investors, industry analysts and management as they compare the operating performance metrics used by the REIT industry, although it should be noted that some REITs may use different methods of calculating funds from operations and normalized funds from operations, so comparisons with such REITs may not be meaningful.
Net Operating Income
We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are appropriate supplemental performance measures to reflect the performance of our operating assets because NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI exclude certain items that are not associated with the operations of the properties. We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are widely accepted measures of comparative operating performance in the real estate community and is useful to
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investors in understanding the profitability and operating performance of our property portfolio. However, our use of the terms NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts.
NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be considered as alternatives to net income (loss) as an indication of our operating performance or as an alternative to cash flows from operations as an indication of our liquidity. NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be construed to be more relevant or accurate than the GAAP methodology in calculating net income (loss). NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should be reviewed in conjunction with other measurements as an indication of our performance.
About American Healthcare REIT, Inc.
American Healthcare REIT, Inc. is a self-managed real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate properties, focusing primarily on senior housing, skilled nursing facilities, outpatient medical buildings and other healthcare-related facilities. Its properties are located in the United States, the United Kingdom and the Isle of Man.
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AMERICAN HEALTHCARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2024 and December 31, 2023
(In thousands, except share and per share amounts) (Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Real estate investments, net	$3,535,943	$3,425,438
Debt security investment, net	90,144	86,935
Cash and cash equivalents	67,850	43,445
Restricted cash	48,822	47,337
Accounts and other receivables, net	203,672	185,379
Identified intangible assets, net	177,804	180,470
Goodwill	234,942	234,942
Operating lease right-of-use assets, net	173,018	227,846
Other assets, net	144,817	146,141
Total assets	$4,677,012	$4,577,933

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans payable, net	$1,282,853	$1,302,396
Lines of credit and term loan, net	595,970	1,223,967
Accounts payable and accrued liabilities	269,778	242,905
Identified intangible liabilities, net	5,271	6,095
Financing obligations	39,299	41,756
Operating lease liabilities	174,213	225,502
Security deposits, prepaid rent and other liabilities	52,444	76,134
Total liabilities	2,419,828	3,118,755

Commitments and contingencies

Redeemable noncontrolling interests	220	33,843

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value per share; 700,000,000 shares authorized; 152,873,586 shares issued and outstanding as of September 30, 2024 and none issued and outstanding as of December 31, 2023	1,518	—
Class T common stock, par value per share; shares authorized; issued and outstanding as of and shares issued and outstanding as of December 31, 2023	—	194
Class I common stock, par value per share; shares authorized; issued and outstanding as of and shares issued and outstanding as of December 31, 2023	—	467
Additional paid-in capital	3,594,917	2,548,307
Accumulated deficit	(1,386,791)	(1,276,222)
Accumulated other comprehensive loss	(2,153)	(2,425)
Total stockholders’ equity	2,207,491	1,270,321
Noncontrolling interests	49,473	155,014
Total equity	2,256,964	1,425,335
Total liabilities, redeemable noncontrolling interests and equity	$4,677,012	$4,577,933
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AMERICAN HEALTHCARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Three And Nine Months Ended September 30, 2024 and 2023
(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues and grant income:
Resident fees and services	$476,834	$416,206	$1,386,965	$1,235,458
Real estate revenue	46,980	46,970	140,963	141,134
Grant income	—	1,064	—	7,445
Total revenues and grant income	523,814	464,240	1,527,928	1,384,037
Expenses:
Property operating expenses	417,128	374,603	1,223,321	1,117,298
Rental expenses	13,150	14,574	40,200	44,422
General and administrative	11,921	11,342	35,495	36,169
Business acquisition expenses	3,537	1,024	6,334	2,244
Depreciation and amortization	44,246	49,273	132,277	138,644
Total expenses	489,982	450,816	1,437,627	1,338,777
Other income (expense):
Interest expense:
Interest expense (including amortization of deferred financing costs, debt discount/premium and loss on debt and derivative extinguishments)	(30,395)	(42,005)	(97,429)	(122,006)
(Loss) gain in fair value of derivative financial instruments	(8,967)	3,402	(2,162)	8,200
(Loss) gain on dispositions of real estate investments, net	(4)	31,981	2,257	29,777
Impairment of real estate investments	—	(12,510)	—	(12,510)
Loss from unconsolidated entities	(2,123)	(505)	(4,363)	(924)
Gain on re-measurement of previously held equity interest	—	—	—	726
Foreign currency gain (loss)	2,689	(1,704)	2,345	372
Other income, net	2,138	1,755	7,107	5,952
Total net other expense	(36,662)	(19,586)	(92,245)	(90,413)
Loss before income taxes	(2,830)	(6,162)	(1,944)	(45,153)
Income tax expense	(263)	(284)	(1,227)	(775)
Net loss	(3,093)	(6,446)	(3,171)	(45,928)
Net (income) loss attributable to noncontrolling interests	(1,033)	457	(2,868)	1,884
Net loss attributable to controlling interest	$(4,126)	$(5,989)	$(6,039)	$(44,044)
Net loss per share of Common Stock, Class T common stock and Class I common stock attributable to controlling interest:
Basic	$(0.03)	$(0.09)	$(0.05)	$(0.67)
Diluted	$(0.03)	$(0.09)	$(0.05)	$(0.67)
Weighted average number of shares of Common Stock, Class T common stock and Class I common stock outstanding:
Basic	133,732,745	66,048,991	122,893,049	66,036,253
Diluted	133,732,745	66,048,991	122,893,049	66,036,253

Net loss	$(3,093)	$(6,446)	$(3,171)	$(45,928)
Other comprehensive income (loss):
Foreign currency translation adjustments	303	(180)	272	66
Total other comprehensive income (loss)	303	(180)	272	66
Comprehensive loss	(2,790)	(6,626)	(2,899)	(45,862)
Comprehensive (income) loss attributable to noncontrolling interests	(1,033)	457	(2,868)	1,884
Comprehensive loss attributable to controlling interest	$(3,823)	$(6,169)	$(5,767)	$(43,978)
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AMERICAN HEALTHCARE REIT, INC.
FFO and Normalized FFO Reconciliation
For the Three And Nine Months Ended September 30, 2024 and 2023
(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(3,093)	$(6,446)	$(3,171)	$(45,928)
Depreciation and amortization related to real estate — consolidated properties	44,208	49,235	132,163	138,530
Depreciation and amortization related to real estate — unconsolidated entities	310	96	682	254
Impairment of real estate investments — consolidated properties	—	12,510	—	12,510
Loss (gain) on dispositions of real estate investments, net — consolidated properties	4	(31,981)	(2,257)	(29,777)
Gain on re-measurement of previously held equity interest	—	—	—	(726)
Net (income) loss attributable to noncontrolling interests	(1,033)	457	(2,868)	1,884
Depreciation, amortization, impairments, net gain/loss on dispositions and gain on re-measurement — noncontrolling interests	(4,756)	(6,061)	(15,865)	(19,672)
NAREIT FFO attributable to controlling interest	$35,640	$17,810	$108,684	$57,075

Business acquisition expenses	$3,537	$1,024	$6,334	$2,244
Amortization of above- and below-market leases	432	3,103	1,277	12,233
Amortization of closing costs — debt security investments	82	71	238	204
Change in deferred rent	(598)	1,478	(1,743)	1,238
Non-cash impact of changes to equity instruments	2,630	1,579	7,330	4,244
Capitalized interest	(56)	(47)	(261)	(127)
Loss on debt and derivative extinguishments	572	345	1,852	345
Loss (gain) in fair value of derivative financial instruments	8,967	(3,402)	2,162	(8,200)
Foreign currency (gain) loss	(2,689)	1,704	(2,345)	(372)
Adjustments for unconsolidated entities	(71)	(106)	(319)	(359)
Adjustments for noncontrolling interests	(758)	(386)	(683)	(976)
Normalized FFO attributable to controlling interest	$47,688	$23,173	$122,526	$67,549
NAREIT FFO and Normalized FFO weighted average common shares outstanding — diluted	134,246,574	66,163,767	123,277,819	66,151,029
NAREIT FFO per common share attributable to controlling interest — diluted	$0.27	$0.27	$0.88	$0.86
Normalized FFO per common share attributable to controlling interest — diluted	$0.36	$0.35	$1.00	$1.02
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AMERICAN HEALTHCARE REIT, INC.
Adjusted EBITDA Reconciliation
For the Three Months Ended September 30, 2024
(In thousands) (Unaudited)

Net loss	$(3,093)
Interest expense (including amortization of deferred financing costs, debt discount/premium and loss on debt and derivative extinguishments)	30,395
Income tax expense	263
Depreciation and amortization (including amortization of leased assets and accretion of lease liabilities)	44,742
EBITDA	$72,307

Loss from unconsolidated entities	2,123
Straight line rent and amortization of above/below market leases	(250)
Non-cash stock-based compensation expense	2,630
Business acquisition expenses	3,537
Loss on disposition of real estate investment	4
Foreign currency gain	(2,689)
Loss in fair value of derivative financial instruments	8,967
Non-recurring one-time items	384

Adjusted EBITDA	$87,013
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AMERICAN HEALTHCARE REIT, INC.
NOI and Cash NOI Reconciliation
For the Three And Nine Months Ended September 30, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(3,093)	$(6,446)	$(3,171)	$(45,928)
General and administrative	11,921	11,342	35,495	36,169
Business acquisition expenses	3,537	1,024	6,334	2,244
Depreciation and amortization	44,246	49,273	132,277	138,644
Interest expense	30,395	42,005	97,429	122,006
Loss (gain) in fair value of derivative financial instruments	8,967	(3,402)	2,162	(8,200)
Loss (gain) on dispositions of real estate investments, net	4	(31,981)	(2,257)	(29,777)
Impairment of real estate investments	—	12,510	—	12,510
Loss from unconsolidated entities	2,123	505	4,363	924
Gain on re-measurement of previously held equity interest	—	—	—	(726)
Foreign currency (gain) loss	(2,689)	1,704	(2,345)	(372)
Other income, net	(2,138)	(1,755)	(7,107)	(5,952)
Income tax expense	263	284	1,227	775
Net operating income	$93,536	$75,063	$264,407	$222,317

Grant Income	—	(1,064)	—	(7,445)
Total NOI (excluding Grant Income)	$93,536	$73,999	$264,407	$214,872

Straight line rent	(682)	(814)	(2,562)	(2,897)
Facility rental expense	7,619	8,889	24,347	28,251
Other non-cash adjustments	323	3,011	1,029	12,343
COVID subsidies	—	(28)	—	(171)
Cash NOI attributable to noncontrolling interests (1)	(268)	(228)	(745)	(653)
Cash NOI	$100,528	$84,829	$286,476	$251,745
____________
(1)All quarters are based upon current quarter's ownership percentage.
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AMERICAN HEALTHCARE REIT, INC.
Same-Store NOI Reconciliation
For the Three And Nine Months Ended September 30, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
ISHC
NOI (excluding Grant Income)	$48,399	$36,728	$135,687	$104,297
Facility rental expense	7,619	8,889	24,347	28,251
Cash NOI (1)	$56,018	$45,617	$160,034	$132,548
New acquisitions/dispositions/transitions (1)	(8,538)	(6,087)	(20,966)	(17,966)
Other normalizing adjustments (1)	974	—	974	—
Same-Store NOI (1)	$48,454	$39,530	$140,042	$114,582

Outpatient Medical
NOI	$21,066	$21,998	$63,055	$67,786
Straight line rent	(148)	(309)	(434)	(1,029)
Other non-cash adjustments	87	109	333	674
Cash NOI (2)	$21,005	$21,798	$62,954	$67,431
New acquisitions/dispositions/transitions	2	(812)	(77)	(4,853)
Non-Core Properties	(824)	(819)	(2,511)	(2,358)
Same-Store NOI (2)	$20,183	$20,167	$60,366	$60,220

SHOP
NOI	$11,307	$4,875	$27,957	$13,863
Other non-cash adjustments	—	(1)	—	(6)
COVID subsidies	—	(28)	—	(171)
Cash NOI attributable to noncontrolling interests (2)	(78)	(42)	(184)	(102)
Cash NOI	$11,229	$4,804	$27,773	$13,584
New acquisitions/dispositions/transitions	(2,913)	447	(4,020)	2,484
Development conversion	664	381	1,714	1,211
Other normalizing adjustments	133	—	233	86
Same-Store NOI	$9,113	$5,632	$25,700	$17,365

Triple-Net Leased Properties
NOI	$12,764	$10,398	$37,708	$28,926
Straight line rent	(534)	(505)	(2,128)	(1,868)
Other non-cash adjustments	236	2,903	696	11,675
Cash NOI attributable to noncontrolling interest (2)	(190)	(186)	(561)	(551)
Cash NOI	$12,276	$12,610	$35,715	$38,182
Debt security investment	(2,453)	(2,014)	(6,573)	(6,029)
New acquisitions/dispositions/transitions	—	(1,072)	—	(3,996)
Non-Core Properties	(370)	(350)	(1,116)	(1,054)
Same-Store NOI	$9,453	$9,174	$28,026	$27,103
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AMERICAN HEALTHCARE REIT, INC.
Same-Store NOI Reconciliation - (Continued)
For the Three And Nine Months Ended September 30, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total
NOI (excluding Grant Income)	$93,536	$73,999	$264,407	$214,872
Straight line rent	(682)	(814)	(2,562)	(2,897)
Facility rental expense	7,619	8,889	24,347	28,251
Other non-cash adjustments	323	3,011	1,029	12,343
COVID subsidies	—	(28)	—	(171)
Cash NOI attributable to noncontrolling interests (2)	(268)	(228)	(745)	(653)
Cash NOI (1)(2)	$100,528	$84,829	$286,476	$251,745
Debt security investment	(2,453)	(2,014)	(6,573)	(6,029)
New acquisitions/dispositions/transitions (1)	(11,449)	(7,524)	(25,063)	(24,331)
Development conversion	664	381	1,714	1,211
Non-Core Properties	(1,194)	(1,169)	(3,627)	(3,412)
Other normalizing adjustments (1)	1,107	—	1,207	86
Same-Store NOI (1)(2)	$87,203	$74,503	$254,134	$219,270
____________
(1)Prior quarters' information has been updated to reflect the increase in ownership to 100% in the Company's ISHC segment effective September 2024.
(2)All quarters are based upon current quarter's ownership percentage.
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AMERICAN HEALTHCARE REIT, INC.
Same-Store Revenue Reconciliation
For the Three And Nine Months Ended September 30, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
ISHC
GAAP revenue and Grant Income	$409,626	$373,355	$1,196,522	$1,104,362
Grant Income	—	(1,064)	—	(7,445)
Cash revenue (1)	409,626	372,291	1,196,522	1,096,917
Revenue attributable to non-Same-Store properties (1)	(136,221)	(117,558)	(385,860)	(342,891)
Other normalizing revenue adjustments	(1,236)	—	(1,236)	—
Same-Store revenue (1)	$272,169	$254,733	$809,426	$754,026

Outpatient Medical
GAAP revenue	$33,715	$35,688	$101,464	$109,811
Straight line rent	(148)	(309)	(434)	(1,029)
Other non-cash adjustments	(262)	(216)	(714)	(354)
Cash revenue (2)	33,305	35,163	100,316	108,428
Revenue attributable to non-Same-Store properties	—	(1,542)	(155)	(8,707)
Revenue attributable to Non-Core Properties	(1,156)	(1,193)	(3,686)	(3,528)
Same-Store revenue (2)	$32,149	$32,428	$96,475	$96,193

SHOP
GAAP revenue	$67,208	$43,915	$190,443	$138,541
Cash revenue attributable to noncontrolling interests (2)	(296)	(280)	(863)	(1,016)
Cash revenue	66,912	43,635	189,580	137,525
Revenue attributable to non-Same-Store properties	(22,505)	(4,531)	(58,967)	(20,486)
Revenue attributable to development conversion	(411)	(199)	(1,096)	(1,268)
Same-Store revenue	$43,996	$38,905	$129,517	$115,771

Triple-Net Leased Properties
GAAP revenue	$13,265	$11,282	$39,499	$31,323
Straight line rent	(534)	(505)	(2,128)	(1,868)
Other non-cash adjustments	217	2,893	639	11,627
Cash revenue attributable to noncontrolling interest (2)	(190)	(186)	(562)	(552)
Cash revenue	12,758	13,484	37,448	40,530
Debt security investment	(2,453)	(2,014)	(6,573)	(6,029)
Revenue attributable to non-Same-Store properties	—	(1,367)	—	(4,541)
Revenue attributable to Non-Core Properties	(461)	(432)	(1,382)	(1,357)
Same-Store revenue	$9,844	$9,671	$29,493	$28,603
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AMERICAN HEALTHCARE REIT, INC.
Same-Store Revenue Reconciliation - (Continued)
For the Three And Nine Months Ended September 30, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total
GAAP revenue and Grant Income	$523,814	$464,240	$1,527,928	$1,384,037
Straight line rent	(682)	(814)	(2,562)	(2,897)
Other non-cash adjustments	(45)	2,677	(75)	11,273
Grant Income	—	(1,064)	—	(7,445)
Cash revenue attributable to noncontrolling interests (2)	(486)	(466)	(1,425)	(1,568)
Cash revenue (1)(2)	522,601	464,573	1,523,866	1,383,400
Debt security investment	(2,453)	(2,014)	(6,573)	(6,029)
Revenue attributable to non-Same-Store properties (1)	(158,726)	(124,998)	(444,982)	(376,625)
Revenue attributable to development conversion	(411)	(199)	(1,096)	(1,268)
Revenue attributable to Non-Core Properties	(1,617)	(1,625)	(5,068)	(4,885)
Other normalizing revenue adjustments	(1,236)	—	(1,236)	—
Same-Store revenue (1)(2)	$358,158	$335,737	$1,064,911	$994,593
____________
(1)Prior quarters' information has been updated to reflect the increase in ownership to 100% in the Company's ISHC segment effective September 2024.
(2)All quarters are based upon current quarter's ownership percentage.
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AMERICAN HEALTHCARE REIT, INC.
Earnings Guidance Reconciliation
For the Year Ending December 31, 2024
(Dollars and shares in millions, except per share amounts) (Unaudited)

	Revised Full Year 2024 Guidance		Previous Full year 2024 Guidance
	Low	High	Low	High
Net (loss) income attributable to common stockholders	$7.84	$11.76	$(8.80)	$(3.05)
Depreciation and amortization(1)	158.40	158.40	154.50	154.50
NAREIT FFO attributable to common stockholders	$166.24	$170.16	$147.30	$151.30

Amortization of intangible liabilities(1)	$1.90	$1.90	$1.80	$1.80
Change in deferred rent(1)	(1.70)	(1.70)	(1.10)	(1.10)
Non-cash impact of changes to equity plan(1)(2)	9.40	9.40	9.40	9.40
Other adjustments(3)	6.60	6.60	(3.20)	(3.20)
Normalized FFO attributable to common stockholders	$182.44	$186.36	$154.20	$158.20

Net income (loss) per common share — diluted	$0.06	$0.09	$(0.07)	$(0.02)

NAREIT FFO per common share — diluted	$1.28	$1.31	$1.17	$1.22

Normalized FFO per common share — diluted	$1.40	$1.43	$1.23	$1.27

NAREIT FFO and Normalized FFO weighted average shares — diluted	130.1	130.1	124.5	124.5

Total Portfolio Same-Store NOI growth	15.0%	17.0%	12.0%	14.0%

Segment-Level Same-Store NOI growth
ISHC	21.0%	23.0%	18.0%	20.0%
OM	(0.5%)	—%	(0.5%)	—%
SHOP	51.5%	53.5%	45.0%	50.0%
Triple-Net Leased Properties	2.0%	4.0%	1.0%	3.0%
____________
(1)Amounts presented net of noncontrolling interests' share and AHR's share of unconsolidated entities.
(2)Amounts represent amortization of equity compensation and fair value adjustments to performance-based equity compensation.
(3)Includes items as noted in the Company’s definition for NFFO.

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Definitions
Adjusted EBITDA: EBITDA excluding the impact of gain or loss from unconsolidated entities, straight line rent and amortization of above/below market leases, non-cash stock-based compensation expense, business acquisition expenses, gain or loss on sales of real estate investments, unrealized foreign currency gain or loss, change in fair value of derivative financial instruments, impairments of real estate investments, impairments of intangible assets and goodwill, and non-recurring one-time items.
Cash NOI: NOI excluding the impact of, without duplication, (1) non-cash items such as straight-line rent and the amortization of lease intangibles, (2) third-party facility rent payments and (3) other items set forth in the Cash NOI reconciliation included herein. Both Cash NOI and Same-Store NOI include ownership and other adjustments.
EBITDA: A Non-GAAP financial measure that is defined as earnings before interest, taxes, depreciation and amortization.
GAAP revenue: Revenue recognized in accordance with Generally Accepted Accounting Principles (“GAAP”), which includes straight line rent and other non-cash adjustments.
ISHC: Integrated senior health campuses include a range of senior care, including independent living, assisted living, memory care, skilled nursing services and certain ancillary businesses. Integrated senior health campuses are predominantly operated utilizing a RIDEA structure
MSA: Metropolitan statistical area; a geographic area defined by the United States Office of Management and Budget that includes a city with at least 50,000 people and the surrounding counties with economic ties. MSAs are used to group cities and counties for statistical data and population censuses.
NAREIT FFO or FFO: Funds from operations attributable to controlling interest; a Non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT (the “White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of certain real estate assets, gains or losses upon consolidation of a previously held equity interest, and impairment write-downs of certain real estate assets and investments, plus depreciation and amortization related to real estate, after adjustments for unconsolidated partnerships and joint ventures. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that impairments are based on estimated future undiscounted cash flows. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.
Net Debt: Total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash related to debt.
NOI: Net operating income; a Non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, business acquisition expenses, depreciation and amortization, interest expense, gain or loss in fair value of derivative financial instruments, gain or loss on dispositions, impairments of real estate investments, impairments of intangible assets and goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interest, foreign currency gain or loss, other income or expense and income tax benefit or expense.
Non-Core Properties: Assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are projected to be sold.
Normalized FFO attributable to controlling interest or NFFO: FFO further adjusted for the following items included in the determination of GAAP net income (loss): expensed acquisition fees and costs, which we refer to as business acquisition expenses; amounts relating to changes in deferred rent and amortization of above and below-market leases (which are adjusted in order to reflect such payments from a GAAP accrual basis); the non-cash impact of changes to our equity instruments; non-cash or non-
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recurring income or expense; the noncash effect of income tax benefits or expenses; capitalized interest; impairments of intangible assets and goodwill; amortization of closing costs on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect Normalized FFO on the same basis.
Occupancy: With respect to OM, the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. With respect to all other property types, occupancy represents average quarterly operating occupancy based on the most recent quarter of available data. The Company uses unaudited, periodic financial information provided solely by tenants to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our Pro-Rata share.
Outpatient Medical or OM: Outpatient Medical buildings.
Pro-Rata: As of September 30, 2024, we owned and/or operated eight buildings through entities of which we owned 90.0% to 98.0% of the ownership interests. Because we have a controlling interest in these entities, these entities and the properties these entities own are consolidated in our financial statements in accordance with GAAP. However, while such properties are presented in our financial statements on a consolidated basis, we are only entitled to our Pro-Rata share of the net cash flows generated by such properties. As a result, we have presented certain property information herein based on our Pro-Rata ownership interest in these entities and the properties these entities own, as of the applicable date, and not on a consolidated basis. In such instances, information is noted as being presented on a “Pro-Rata share” basis.
RevPOR: Revenue per occupied room. RevPOR is calculated as total revenue generated by occupied rooms divided by the number of occupied rooms.
RIDEA: Used to describe properties within the portfolio that utilize the RIDEA structure as described in “RIDEA structure”.
RIDEA structure: A structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, pursuant to which we lease certain healthcare real estate properties to a wholly-owned taxable REIT subsidiary (“TRS”), which in turn contracts with an eligible independent contractor (“EIK”) to operate such properties for a fee. Under this structure, the EIK receives management fees, and the TRS receives revenue from the operation of the healthcare real estate properties and retains, as profit, any revenue remaining after payment of expenses (including intercompany rent paid to us and any taxes at the TRS level) necessary to operate the property. Through the RIDEA structure, in addition to receiving rental revenue from the TRS, we retain any after-tax profit from the operation of the healthcare real estate properties and benefit from any improved operational performance while bearing the risk of any decline in operating performance at the properties.
Same-Store or SS: Properties owned or consolidated the full year in both comparison years and that are not otherwise excluded. Properties are excluded from Same-Store if they are: (1) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (2) impacted by materially disruptive events, such as flood or fire for an extensive period of time; or (3) scheduled to undergo or currently undergoing major expansions/renovations or business model transitions or have transitioned business models after the start of the prior comparison period.
Same-Store NOI or SS NOI: Cash NOI for our Same-Store properties. Same-Store NOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. Both Cash NOI and Same-Store NOI include ownership and other adjustments.
SHOP: Senior housing operating properties.
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Square Feet or Sq. Ft.: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Total Debt: The principal balances of the Company’s revolving credit facility, term loans and secured indebtedness as reported in the Company’s consolidated financial statements.
Trilogy: Trilogy Investors, LLC; one of our consolidated subsidiaries, in which we indirectly owned a 100% interest as of September 30, 2024.
Trilogy REIT Holdings or Trilogy Holdings: Trilogy REIT Holdings, LLC; the subsidiary that owns the interest in Trilogy.
Triple-net leased: A lease where the tenant is responsible for making rent payments, maintaining the leased property and paying property taxes and other expenses.
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